Exhibit 10.31

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NETWORK ACCESS AND DATA CENTER SERVICES AGREEMENT

THIS NETWORK ACCESS AND DATA CENTER SERVICES AGREEMENT (“Agreement” or “MSA”) made and entered into this 19th day of April 2008, by and between NET ACCESS CORPORATION (NAC), a corporation formed under the laws of the State of New Jersey, located at 9 Wing Drive, Cedar Knolls, NJ 07927 and Answers Corporation, a corporation formed under the laws of the State of Delaware, located at 237 West 35th Street, Suite 1101, New York NY 10001-1905 (CUSTOMER).

NAC has certain networks and services available for access by CUSTOMER pursuant to the terms and conditions of this Agreement. CUSTOMER desires to obtain access to said networks and services. NAC is willing to grant CUSTOMER access to various networks and services pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           NAC'S DUTIES AND OBLIGATIONS: During the Term hereof, NAC shall, subject to the terms and conditions hereof, provide CUSTOMER with access to the INTERNET and other listed services as set in the service orders attached hereto, through NAC. Any and all access to other networks via NAC must be in compliance with all policies and rules of those networks. NAC exercises no control whatsoever over the content of any information passing through it. Stated bandwidths apply only to CUSTOMER to NAC router port attachment. No guarantee of end-to-end bandwidth on the INTERNET is made. NAC cannot guarantee the peering sessions between our customers, vendors, and other non-NAC companies and/or networks.

2.   CUSTOMER'S DUTIES AND RESTRICTIONS: CUSTOMER shall provide all necessary preparations required to comply with NAC's installation, maintenance and operational specifications; and, will be responsible for all the costs of relocation of services once installed by NAC, and/or its vendors; and will provide NAC and its suppliers of communication services and equipment, reasonable access to the customers' premises to perform any acts required by this Agreement.

NAC's services are only to be used for lawful purposes. Any transmission or re-transmission of material in violation of any Federal or State laws and/or regulations is expressly prohibited. This transmission or re-transmission of material extends to and includes, but is not limited to: any copyrighted materials, materials or communications judged to be threatening or obscene, and any material or communications prohibited by trade secret. NAC does not censor or monitor use of its network(s) and represents that is has no liability to censor and/or monitor the data transmitted on its network(s). NAC exercises no control whatsoever over the content of the information passing through NAC. CUSTOMER agrees to indemnify NAC from any claims arising out of CUSTOMERS  transmission or re-transmission of such material.

As a NAC customer, you may not sell, assign or transfer your service order without prior written consent of NAC. NAC may at any time sell, assign or transfer this agreement, including in the event of a merger of NAC or the sale of all or substantially all of the assets or shares of NAC, with 30 days written notice to CUSTOMER. In such a case, CUSTOMER has the right to terminate the Agreement upon six (6) months written notice to the assignee without any penalties whatsoever.

The provision of NAC's services pursuant to this Agreement is subject to NAC's continuing approval of credit-worthiness. Customer shall furnish financial information, as NAC may, from time-to-time, request such information for a reevaluation of credit-worthiness, but no more that once a year. Notwithstanding the foregoing, NAC may request such information more than once a year in the event of delinquent payments by Customer.

3.           NAC SUPPLIED HARDWARE/SOFTWARE: All hardware and software supplied by NAC, if any, is covered by manufacturer's warranty only. Any hardware and software being provided by NAC, if any, is attached to this contract in the NAC Supplied Equipment Section. Support for hardware and software is covered in Managed Services - Work Letter Addendum (if CUSTOMER is contracting for managed services). In the absence of a specific hardware service contract and/or Managed Services agreement all work performed by NAC will be on a time and materials basis. Any items not specifically listed will be on a time and materials basis. NAC strongly recommends that CUSTOMER purchase a service contract to cover hardware & software repair or replacement.

4.           NON-NAC SUPPLIED HARDWARE/SOFTWARE: Physical Equipment and/or software products that are NOT provided by NAC are the responsibility of CUTOMER. NAC will not be responsible for the installation and/or service of equipment and/or software that was not provided by NAC, unless otherwise agreed between NAC and CUSTOMER. CUSTOMER is responsible for the use and compatibility of hardware and software not provided by NAC. In the event that CUSTOMER uses hardware and software not provided by NAC that impairs CUSTOMER'S use of NAC's services, CUSTOMER shall nonetheless be liable for regular payments to NAC. Upon notice from NAC that the hardware and/or software not provided by NAC is causing or, in the sole opinion of NAC, likely to cause, hazard, interference, or service obstruction, CUSTOMER shall eliminate the hazard, interference, or service obstruction at once. CUSTOMER may, if necessary, pay NAC to troubleshoot problems caused by such equipment and/or software not provided by NAC. NAC will not be responsible if any changes in hardware, software or services, cause equipment not provided by NAC to become obsolete, require modification or alteration, or in any other way affect the total performance of NAC on an end-to-end basis and protect the NAC backbone network and those networks attached to the NAC network. In the case of CUSTOMER owned hardware and/or software connected to the NAC network, CUSTOMER is totally responsible for any and all service to that equipment. NAC, at its option, can supply technical services in the form of consulting and/or service to NAC customers at their request. Such services are billed at rate of */hour (9a to 5p Mon-Fri), */hour (all other times), or */hour (national holidays). NAC has the right to refuse any such technical services at its sole option. ON LEASED TELEPHONE LINES, NO MATTER WHO THE LEASING PARTY IS, NAC MUST HAVE FREE AND OPEN ACCESS TO SUCH LINES. This will allow NAC's operations people to test and isolate any type of trouble that CUSTOMER and/or NAC might experience.

5.           TERM: The term of this Agreement is 36 Months(s) (“Term”). This Agreement automatically renews unless canceled by CUSTOMER sixty (60) days prior to Agreement expiration/renewal. ACCEPTANCE (i.e. when such count of 36 months begins) is defined as when IP packets can be passed as evidenced by CUSTOMER, when equipment (owned or leased by CUSTOMER) is placed in the NAC data center, or a specific date chosen by NAC and CUSTOMER (whichever event comes first).

6.           RATES: Rates are set forth on the BANDWIDTH/COLLOCATION SERVICE ORDER FORM attached hereto, with additional details in the Pricing Breakdown Worksheet (if Managed Services are being purchased). Prices for delivery of service are FOB the service address listed on the SERVICE ORDER FORM. Delivery will be made as specified on the SERVICE ORDER FORM. NAC reserves the right to change its rates by notifying CUSTOMER sixty (60) days in advance of the effective date of such changes. NAC will provide sixty (60) days written notice of an increase in base prices. Following a mailing of a notice of an increase in base prices, CUSTOMER shall have thirty (30) days from the effective date of receipt of such notice to provide NAC with a written request to terminate service. In such a case CUSTOMER shall incur no termination fees. If CUSTOMER does not give notice of its intent to terminate, CUSTOMER'S existing service will be billed at the new base prices. If CUSTOMER elects to terminate, said termination will be effective thirty (30) days following the receipt of CUSTOMER'S notice to terminate, and CUSTOMER will be responsible for all charges during said thirty day period at the rate previously charged to CUSTOMER.

7.           PAYMENT: Installation charges and one month's total monthly charges are required to be paid upon the ordering of NAC's service. Processing of your order begins when your deposit is received. THESE CHARGES ARE NONREFUNDABLE. CUSTOMER will be invoiced on the first day of the billing period on a Net 30 day basis. Customers are in default if their account is more than fifteen (15) days past the due date. Service is subject to suspension/interruption/termination if an account is in default. Such interruption or termination does not relieve CUSTOMER from the obligation to pay the monthly charge. If services are suspended or interrupted for non-payment, there will be a restoration charge of * dollars and all overdue charges must be paid prior to service reinstatement. No services will be restored until all amounts are paid in full. NAC will reconnect CUSTOMER's service as soon as practicable, but in no event longer than two business days after payment has been received. CUSTOMER will pay all duties or levies on products and services if applicable to CUSTOMER by law. If a check payment is returned to NAC unpaid, the account is immediately in default and CUSTOMER is liable for a returned check charge of * dollars. Anytime an account is in default, NAC may place a lien on any CUSTOMER owned equipment that is in NAC's location. CUSTOMER owned equipment will not be released until CUSTOMER has satisfied the default and paid for all service in full. If CUSTOMER's service is suspended for non-payment, a security deposit may be required (solely at the discretion of NAC) to reactive service. There will be no refund or credit by NAC to CUSTOMER for the time period for which service is suspended. CUSTOMER will continue to be billed and is liable for all NAC and telecommunication company charges until service is permanently disconnected which will happen 30 days after suspension of service. When service is permanently disconnected for non-payment, the full amount due under CUSTOMER's contract will immediately be sent to collections and CUSTOMER will be liable for all collections fees, in addition to all service fees, early disconnection fees, and telecommunication company disconnection charges. In addition, interest of 1.5% per month will be charged on all past due amounts.  Customer's obligations under this Agreement include payment for all services requested by Customer and made available to Customer regardless of the use or non-use of said services.

8.           TERMINATION:

A.
To terminate service, CUSTOMER must provide NAC with sixty (60) days written notice of termination unless otherwise specified in the Network Service Level Agreement (“Network SLA”) attached hereto as Exhibit A and/or in the Facility Availability Service Level Agreement (“Facility Availability SLA”) attached hereto as Exhibit B. Unless otherwise provided in this Agreement and/or in the Network SLA and/or the Facility Availability SLA, in case of early termination by CUSTOMER during the initial 24 month term of the Agreement, CUSTOMER shall pay *% of the monthly amount that would otherwise be due during each month of the remaining period of the initial 24 month period from the date of termination, on a month-by-month basis  and *% of the monthly amount that would otherwise be due during each month of the final 12 months of the Agreement for Collocation and Power, and *% of the amount that would otherwise be due during each of such 12 months for Bandwidth, on a month-by-month basis. In the event that CUSTOMER terminates the Agreement after the initial 24 month period, the CUSTOMER shall pay *% of the monthly amount that would otherwise be due during each month of the remaining period of the final 12 months of the Agreement from the date of termination for Collocation and Power, and *% of the amount that would otherwise be due during each month of the remaining period of such 12 months for Bandwidth, on a month-by-month basis. In addition CUSTOMER is responsible for ALL early termination fees for any telecommunications circuits that are being used by CUSTOMER. There is NEVER a termination charge when CUSTOMER upgrades to a higher level of service.

B.
Upon expiration or termination of this Agreement, for any reason, NAC shall provide CUSTOMER with free and clear access to its facilities in order for CUSTOMER to remove its owned equipment (COLLOCATION) placed at NAC’s facilities.

C.	*

D.	In the event of CUSTOMER termination of this Agreement. NAC may:

a. Declare all amounts owed to NAC hereunder to be immediately, due and payable;

b. Request that CUSTOMER promptly return all hardware and/or software it loaned/leased from NAC. CUSTOMER will provide NAC full and free access to the hardware and/or software for this purpose, at a time agreed upon by both parties; and,

c. Deny CUSTOMER further access to the INTERNET hereunder without liability on the part of NAC to the CUSTOMER, providing that such deny of access shall not occur during the 60 days notice period specified in Section 8 above.

9.           LIMITATION OF LIABILITY: IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NAC HAS NOT MADE ANY GUARANTEES OR PROMISES WITH REGARD TO THE EXACT DATE OF THE COMPLETE INSTALLATION AND OPERATIONAL STATUS OF CUSTOMER. CUSTOMER SHOULD NOT TERMINATE ANY OTHER NETWORK OR ALTERNATIVE SERVICES CURRENTLY IN USE PRIOR TO INSTALLATION BEING COMPLETE.

NAC SHALL NOT BE LIABLE TO CUSTOMER FOR ANY DELAYS IN THE PERFORMANCE OF SERVICES HEREUNDER OR FOR ANY FAILURE TO PERFORM HEREUNDER IF SUCH DELAYS OR FAILURES ARE DUE TO STRIKES, INCLEMENT WEATHER, ACTS OF GOD, OR OTHER CAUSES BEYOND NAC'S REASONABLE CONTROL. NAC WILL NOT BE RESPONSIBLE FOR PERFORMANCE OF ITS OBLIGATIONS HEREUNDER WHERE DELAYED OR HINDERED DUE TO WAR, RIOTS, EMBARGOES, STRIKES, CONCEALED ACTS OF WORKMAN (WHETHER OF NAC OR OTHERS), OR ACCIDENTS. NAC WILL NOTIFY CUSTOMER IN THE EVENT OF ANY OF THE FOREGOING OCCURRENCES. SHOULD SUCH OCCURRENCE CONTINUE FOR MORE THAN FIFTEEN (15) DAYS, NAC OR CUSTOMER MAY CANCEL SERVICE FOR THE AFFECTED SERVICES AND/OR PRODUCTS WITHOUT FURTHER LIABILITY. IN SUCH AN EVENT CUSTOMER WILL NOT BE OBLIGATED TO PAY ANY TERMINATIONS FEES WHATSOEVER.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING THE ACCURACY OR CORRECTNESS OF THE DATA BASES OR THE INFORMATION CONTAINED THEREIN, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

ANY CLAIM OR LEGAL ACTION ARISING OUT OF FAILURE, MALFUNCTION OR DEFECT IN NAC SERVICES OR GOODS, OR ARISING FROM THIS AGREEMENT IN ANY RESPECT, SHALL BE BROUGHT TO LIGHT WITHIN A PERIOD OF ONE YEAR FOLLOWING THE OCCURRENCE OF SAID CLAIM OR SAID CLAIM SHALL BE DEEMED WAIVED.

EXCEPT AS SPECIFICALLY PROVIDED HEREIN, AND EXCEPT IN CASES OF, WILLFUL MISCONDUCT OR FRAUD, EITHER PARTY’s LIABILITY TO THE OTHER PARTY HEREUNDER, IF ANY, SHALL, IN NO EVENT, EXCEED THE TOTAL AMOUNT CUSTOMER PAID TO NAC HEREUNDER.

EXCEPT FOR NAC’S ACTS OF WILLFUL MISCONDUCT AND/OR FRAUD CUSTOMER’S SOLE REMEDY FOR DAMAGES SHALL BE THE ISSUING OF SERVICE CREDITS OR TERMINATION AS PER THE FACILITY AVAILABILITY SLA AND/OR THE NETWORK SLA AND/OR THIS AGREEMENT.

10.           INDEMNITY AND HOLD HARMLESS: As a customer of NAC, and as a user of NAC services, CUSTOMER agrees to indemnify and to hold harmless NAC from ANY and ALL claims resulting from CUSTOMER use of the service which causes damage to CUSTOMER or any other party. NAC shall not be liable, neither in contract nor in tort, for protection from unauthorized access of its customer's transmission facilities or customer owned premise equipment, or for unauthorized access to or alteration of, or theft or destruction of, a customer's data files, programs, or information.  The only exception to the above shall be for any willful acts of misconduct, or fraud committed by NAC employees or their agents.

11.           DISCLAIMER OF WARRANTIES: NAC makes no warranties, expressed or implied, including, but not limited to, any warranties of merchantability or fitness for any particular purpose except that NAC represents and warrants that it has the power and authority to enter into and perform its obligations under this Agreement and that it will perform the services in a professional and workmanlike manner with high quality using sufficiently competent personnel in its performance of Services hereunder.

12.    COPYRIGHT & WEBSITE OWNERSHIP. Customer shall retain all right, title and interest (including without limitations copyright and other proprietary or intellectual property rights) in its website including the content on the website and all legally protectable elements, derivative works, modifications and enhancements thereof. To the extent that ownership of the website's content does not automatically vest in Customer, NAC agrees to transfer and assign to Customer all right, title and interest in the website content and protectable elements or derivative works thereof.  NAC shall not sell or otherwise transfer, reproduce or use the website's content for any purpose except to provide the services hereunder. For avoidance of doubt, any intellectual property right and/or invention in the possession of either party prior to the execution of this Agreement shall remain in the ownership of such party and the other party shall not acquire any right in such rights and/or inventions, unless otherwise expressly set forth in this Agreement.

13.   MODIFICATION: These terms and conditions cannot be modified except by written amendment signed by both patties. No agent, employee or representative of NAC has the authority to bind the parties to any representation or warranty unless such is specifically included in this Agreement, the NAC INTERNET SERVICE ORDER FORM, or with a written amendment thereto. Notice to parties of disputes arising under this Agreement shall be sent by registered mail (or equivalent carrier with proof of signature) to the parties at the address shown on the most recent service order.

14.           ENTIRE AGREEMENT: This Agreement is the sole agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. Use of NAC services constitutes acceptance of the Terms and Conditions in this agreement.

15.           INTERPRETATION & VENUE: This Agreement shall be interpreted in its entirety in accordance with the laws of the State of New Jersey, USA. Any disputes or legal actions shall be adjudicated in the Morris County Court System.

16.           MARKETING: Customer agrees that NAC may refer to Customer by trade name and trademark, and may briefly describe Customer's Business, in NACs' marketing materials and web site.

17.           COLLOCATION: If this agreement encompasses COLLOCATION (defined as the placement of CUSTOMER owned equipment at one of NAC's facilities or NAC's leased space; further, when COLLOCATION is used as a noun, it defines the spaces owned or leased by NAC), additional terms apply, as follows:

a.           Customer will be fully responsible for any charges, costs, expenses (other than those included in the scope of this Agreement) and third party claims that may result from its use of, or access to, the COLLOCATION except if such claims arise out of NAC’s fraud or willful misconduct. Except with the advanced written consent of NAC, Customer's access to the collocation will be limited solely to the individuals identified and authorized by CUSTOMER to have access to the COLLOCATION. NAC reserves the right to background check any individual before permitting access to its facilities.

b.           Insurance: Customer will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $1 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $l million per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will, and will be solely responsible for ensuring that its agents (including contfactors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries. Prior to installation of any Customer Equipment in the COLLOCATION, Customer will furnish NAC with certificates of insurance which evidence the minimum levels of insurance set forth above. Customer agrees that prior to the installation of any Customer Equipment, Customer will cause its insurance provider(s) to name NAC as an additional insured and notify NAC in writing of the effective date thereof.

c.           Personal Injury: Each representative and any other persons visiting the COLLOCATION does so at its own risk and NAC assumes no liability whatsoever for any harm to such persons resulting from any cause other than NACs' gross negligence or willful misconduct resulting in personal injury to such person during such a visit.

d.           CUSTOMER is responsible for maintaining proper insurance for all CUSTOMER (owned or leased) equipment located in the NAC data center. NAC has no way of knowing the value of CUSTOMER's equipment and is not responsible for any damage or loss to it except for damage or loss due to NAC’s fraud or willful misconduct.

e.	NAC reserves the right to background check any person that has access to the data center.

f.	The parties agree that CUSTOMER is and shall remain the exclusive owner of all Customer owned equipment (COLLOCATION) placed at NAC’s facilities.

18.           This Agreement is subject to the Non Disclosure Agreement signed between the parties on Nov 15, 2007, and which is attached hereto as Exhibit C.

19.           EMAIL and USENET NEWS: Using any NAC account, server, or service to send duplicative, unsolicited email messages (commercial or otherwise) also known as spam and/or to collect the responses from unsolicited email (spam) and/or using a NAC server or bandwidth to host any page(s), or mailboxes, or autoresponders with any information regarding any item, service, or information advertised in a spam message is prohibited. NAC reserves the exclusive right to make the determination whether a given message is spam. CUSTOMER will be notified in the case of complaints and is expected to act on these complaints within 24 hours keeping NAC informed of progress. If customer fails to meet these guidelines NAC reserves the right to suspend and or terminate CUSTOMER's service.

By signing below, CUSTOMER and NAC agree and accept this agreement in its entirety

CUSTOMER                                                                                                   NET ACCESS CORPORATION (NAC)

Signature: /s/ Robert S. Rosenschein                                                                Signature: /s/ Net Access Corporation

Print Name: Robert S. Rosenschein                                                                                                    Print Name: Net Access Corporation

Title: CEO                                                                                                  Title: ___________________________

Date: April 9, 2008                                                                                                                                            Date: April 9, 2008

Contact Information:

SERVICE ORDERS

EXHIBIT A
NETWORK SERVICE LEVEL AGREEMENT (SLA)

EXHIBIT B
FACILITY AVAILABILITY SERVICE LEVEL AGREEMENT (SLA)

EXHIBIT C
NON-DISCLOSURE AGREEMENT

Data Center Collocation Service Order

Location:                                                      *, NJ
Contract Term:                                           (36) Months

High Density Collocation:

Type/Amount:                                            *

Financial Information:                              $*/ installation (*$ ea)
     $*/monthly (*$ ea)

Low Density Collocation:

Type/Amount:                                           *

Financial Information:                              $$*/ installation (*$ ea)
    $$*/monthly (*$ ea)

Services Included:
   Battery Backup
   Backup Power Generation
   Primary and/or secondary DNS
   24/7 First Level Support
Reboots
Connection checking
Reading screen output
  24/7 Monitoring – Unlimited IP
Ping
Port
Service

Total charges for all Collocation on this service order:

$*/installation
$*/month

* Additional Special Collocation Reservation Option on following page

1

*

 2

Power Service Order
Usage Based Power:
Monthly usage based circuit prices
120V (Single Pole)                                             $*/month/amp*                                $*/installation
208V (Double Pole)                                           $*/month/amp*                                $*/installation
208V (Triple Pole)                                              $*/month/amp**                                $*/installation

Minimum billing for power is equal to 25% of the capacity of the installed circuit/receptacle. As an example: A 20 amp 120V circuit would be billed a minimum charge of $140/month ($28/amp x 20 amps x .25).
Minimum billing is waived for the 3 Phase 3 pole IEC60309 460P9 Outlets and one  L6-30 (Redundant, but not Primary) outlet in Cabinets L1.C4 and L1.C5 (1 per cabinet).

Receptacle installation charges:
Single Pole (L5-xx)                                                      $*/monthly (*$ ea)/installation ea.
Double Pole (L6-xx, L14-xx)                                       $*/installation ea.
Triple Pole (IEC60309 460P9)                                    $*/installation ea.

Receptacle Type/Amount:
Power metering - Outlet layout: - Customer will provide.

Initial Order:                                                                                    Installation
(*) Primary                      L6-30 (30 amp 208V) Circuits                                                       $*
(*) Redundant                L6-30 (30 amp 208V) Circuits                                                       $*
(*) Primary                      3 Phase 3 pole IEC60309 460P9                                                   $*
(*) Redundant                3 Phase 3 pole IEC60309 460P9                                                   $*

Total Power Install                                                                                               $*

*If a circuit is to be used for power redundancy where a single or a group of servers or a PDU is plugged into both power sides it is important to realize that power circuit A and B are capable of 20 amps each.  In order to achieve power redundancy the combined usage of both A and B can be no greater than 20 amps.  Using more than a combined 20 amps across A and B is possible but at the cost of redundancy.

** Power is not just raw electrical usage. The Power fees also include the HVAC necessary to cool the equipment, usage of electrical facilities, power backup systems (battery and generator). The fees are calculated based upon the Customer’s actual metered electrical usage (based upon amp utilization) and billed at the rates above. This fee includes a multiplier to factor in the total impact of a customer’s electrical usage (including electrical draw for HVAC, cap cost amortization of UPS, generator, other power equipment, and on-going maintenance). NAC is not an electrical utility, NAC is providing a managed power service. This fee is substantially higher then raw electrical power because it includes all of the additional services provided at the facility.

*** NAC Option to Increase Power Rate. Because of the volatile nature of the cost of electricity NAC has the option to adjust Power pricing once per year during this agreement. The max increase in any 12 month period shall be 10%.In the event of an increase NAC will provide the Customer with 45 days written notice of such increase in power rates

3

Full Internet Transit Bandwidth Service Order

Type/Amount:	Delivery Method:	*

Billing Method: Burstable 95th Percentile

IP Allocation:                                *

Financial Information:                                           $*/installation
$*/mb/s per month (* mb/s minimum)

Security Camera Service Order

Type/Amount:                                                      (*) Fixed Cameras

Services Included:
Remote access to view camera detail
Camera detail storage *video retention will vary

Financial Information:   $*/installation (* ea.)
                 $*/monthly (*ea.)

Environment Due Date:                                  60 days after signing of contract and receipt of deposit.

Other:                                                                First Payment DUE on Contract Signing

  4

Network SLA

This Service Level Agreement (the “SLA”) between Net Access Corporation (“NAC”) and Answers Corporation (“Customer”) is entered into pursuant to Master Services Agreement No. __________     (“MSA”) between NAC and the Customer.  Capitalized terms used in this SLA and not otherwise defined below shall have the meanings given to them in the MSA.

A. Purpose and Scope
The purpose of this SLA is to define Managed Network service levels and operational specifications that NAC will provide to Customer. Specifics as to the Service(s) (the “Services”) to be provided to the Customer are set forth in the Order Form, incorporated into and made a part hereof.

B. Service Levels
B.1   Managed Network
NAC Managed Network environments consist of LAN and WAN infrastructures.  NAC Managed Network environments will be available on a 7 (day) x 24 (hour) x 365 (day) basis, except for Scheduled Outages which NAC will inform Customer of it at least seven (7) days in advance. Such notice to Customer regarding Scheduled Outages shall include an estimate as to the expected duration of the Scheduled Outage.
The additional exception shall be cases of emergency maintenance for security or router instability (or related) emergency type patches or modifications. In the event that emergency maintenance is required NAC will not be obligated to provide advance notice but will notify Customer as soon as possible. All such emergency maintenance shall be treated as scheduled maintenance for purposes of this SLA. NAC will always endeavor to keep all maintenance as short as possible, and to limit (as much as possible) to off peak times. NAC Managed Network environments are designed with robust architectures and production system disciplines to ensure maximum performance and availability. NAC will continuously employ network monitoring techniques to track performance levels (where possible) of network components and systems. Latency measurements will be total round trip durations in milliseconds (ms) of network transmissions. Availability will be calculated monthly using total actual minutes available divided by total possible minutes available. Availability calculations will exclude Scheduled Outages. Performance/availability measurements will exclude Customer’s collocated network equipment and Customer Premise Equipment (CPE). NAC will, at NAC expense, upgrade or improve capacity and performance levels within NAC Managed Network environments as NAC, through reasonable commercial judgment, determines improvements are warranted and necessary for availability and performance attainment.

NAC’s performance levels for Managed Network availability and latency are as follows:

LAN Performance
Latency	Availability
< 40 ms	> 99.50%

WAN Performance
External Gateway to the Internet (Domestic)	VPN (Only when provided and managed by NAC)	Private Network (Domestic)
Latency	Latency	Latency	Avail.
<60 ms	<100 ms	<70 ms	>99.50%

Any failure in the network environment that causes a loss of availability (to Customer or its users), shall be reported by Customer to NAC. NAC shall then issue a trouble ticket and track such failure in order to resolve it. At the Customers request such trouble ticket, along with Customer’s own documentation related to such failure report shall be reviewed and analyzed by NAC and Customer, in order to jointly determine the source of failure as well as the relevant degree of LAN and/or WAN Availability/Performance at the time of such failure, for the purpose of determining whether Customer is eligible for a Service credit.

The Network Operations Center (NOC) is available 24x7x365 and will respond as quickly as reasonably possible when it becomes aware of and/or is notified of a network failure in that causes loss of availability to CUSTOMER and/or its users:
In the event of a Severe Failure (as defined below), NAC will respond promptly and begin resolving the failure as quickly as reasonably possible. In any other event, NAC shall respond within 4 hours. In any event NAC shall work diligently and continuously to solve any failure.

“A Severe Failure: shall mean any significant problem with usage that materially diminishes users’ access to the systems or ability to use major features of the system.

C.  Remedy
C.1 Remedies
In the event that, as a direct result of NAC’s actions or inactions, the Service levels provided by NAC fail to meet the specified performance levels stated above, as the sole and exclusive remedy hereunder, Customer shall receive a Service credit equal to 15% of the Monthly Fee for the affected service (Internet Bandwidth charge only) for the affected month in accordance with the Order Form for the Service.

Such Service credit shall be deemed to be liquidated damages, and in no event will the total Managed Network Service credit exceed 30% (15% for failure to meet LAN performance levels plus 15% for failure to meet WAN performance levels) of the Monthly Fee for the affected service for the affected month.  This credit will be in the form of a cash payment if this SLA has expired or if it has otherwise been terminated in accordance with the provisions of the MSA.

1

The Service credit must be requested for in writing within 30 days of the outage event occurring. The request must detail the time period of the outage and all appropriate documentation defining the outage. Customer must contact the NOC at the time of the problem so that a trouble ticket can be opened and the issue tracked until resolution.

C.2 Exceptions
NAC will have no liability for any failure to provide Services (a) during any Scheduled Outage, (b) resulting from a Force Majeure Event, (c) caused, directly or indirectly, by the acts or omissions of Customer or its employees, agents, contractors or representatives or by Customer’s or its employees’, agents’, contractors’ or representatives’ equipment, or (d) Any cyber-attack against Customer equipment/servers.

Without limiting the foregoing, NAC is not responsible for acts or omissions of Customer or its employees, agents, contractors or representatives that result in failure of, or disruption to, the Services unless such acts or omissions were done in accordance with instructions given to Customer by NAC.  Customer agrees that neither Customer nor its employees, agents, contractors or representatives shall attempt in any way to circumvent or otherwise interfere with any security precautions or measures of NAC relating to the NAC Data Centers or any other NAC equipment. Any such attempts may, among other things, cause disruption to the Services.  Any disruption to the Services resulting from a violation of these provisions shall not be an Unscheduled Outage and Customer will have no right to any Service credit or other remedy under this SLA or otherwise with respect to such disruption.  Customer will be responsible for, and will indemnify NAC for, any damage or service interruptions caused by Customer or its employees, agents, contractors or representatives in violation of these provisions, including, without limitation, any damage to any NAC provided equipment.  Further, the Customer will pay NAC, at NAC’s then current rates, for all remedial services resulting from the Customer’s actions.

C.3 Termination for Chronic Problems
The conditions warranting termination of Services applicable to this SLA, as specified on the Order Form, are as follows:

NAC’s failure to achieve SLA specified performance for three (3) consecutive months.

Customer must provide NAC written notice of termination for Chronic Problems and such termination will be effective upon ten (10) days written notice to NAC, without any further liability and/or penalty to Customer.

Emergency Termination Option: In the event that NAC is unable to maintain Network Availability of greater then 90% (see definition of availability in section B.) for ten (10) consecutive days, CUSTOMER shall have the right of immediate termination without penalty. This termination must be in writing and supported by appropriate documentation of the facility not meeting the minimum 90% availability for 10 consecutive days.

D. Service Level Change Request Procedures
Either party may request changes to this SLA at any time.  Since a change could affect the fees, schedules or other terms related to this SLA or the MSA, both the Customer and NAC must approve each change, and this SLA and/or the MSA must be appropriately amended before implementation of any change.  The change request procedure is as follows:

a)
The project manager for the requesting party will submit a change request (“CR”) in writing. It will describe the change and include whatever rationale and/or estimated effect the change will have on the SLA and/or the MSA.

b)
The other party’s project manager will review each CR.  The project manager will weigh the merits of the proposed change and approve it for investigation or reject it.  If rejected, the project manager will return the CR to the requesting party, together with the reason(s) for rejection.

c)
Approval of a CR for investigation by both parties constitutes authorization by the Customer of any fee proposed by NAC to investigate the CR.  During such investigation, the effect on the Monthly Fee, Service Term or other terms of this SLA will be determined.  Following completion of such investigation, the requested change will then be approved or disapproved for implementation.

d)	Approved changes will be incorporated into this SLA or the MSA through written modifications, which shall be signed by duly authorized representatives of both parties

F. Event Notification

NAC shall provide initial notice to a designated Customer’s representative by telephone, e-mail, pager or comparable notification service within one (1) hour of NAC becoming aware of an event that has caused or may cause an Unscheduled Outage.  In the event Customer first becomes aware of such event, Customer shall promptly provide initial notice to NAC via Network Operations Center  (NOC) Number (973) 590-5050.  The NOC is staffed 24 x 7 x 365. Items of a non critical nature can also be emailed to the NOC at network@nac.net. All emails to this address will be tracked with a ticket number.  Status reports about the event will continue on the hour until either the event has been resolved or both NAC and the Customer have determined a course of action that does not require continued notification.

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G. Definitions
LAN (Local Area Network):  Those network components and facilities that are installed within NAC Data Centers providing local connectivity to installed equipment, and that are owned and managed by the NAC Operations Group and made available to subscribers of NAC services.
Managed Network:  The system of LAN and WAN environments utilized by NAC Data Centers.
Monthly Fee:  The monthly fee for a Service as set forth in the Order Form for that Service.
Scheduled Outages:  Periods of time, during the Service Term, that NAC temporarily interrupts any Services for upgrades, maintenance, or for any other agreed upon reason or purpose, including an established framework for scheduling and managing such outages.
Service Term:  The minimum term for which NAC will provide the Service to Customer as set forth in the Order Form for that Service.
Network Operations Center (NOC):  The NOC is responsible for the daily delivery and management of Services provided to the Customer.
Unscheduled Outages:  Interruptions in Services arising from failures associated with Services provided by NAC or a Force Majeure Event.  Such interruptions include only interruptions caused by matters under NAC direct control and do not include Scheduled Outages.
WAN (Wide Area Network):  Those network components and facilities that are installed at the boundaries of NAC Data Centers providing connectivity to external or remote networks and equipment and made available to subscribers of NAC services.

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Facility Availability SLA

This Service Level Agreement (the “SLA”) between Net Access Corporation, Inc. (“NAC”) and  Answers Corporation (“Customer”) is entered into pursuant to Master Services Agreement No.____________(“MSA”) between NAC and the Customer attached hereto as Exhibit A Capitalized terms used in this SLA and not otherwise defined below shall have the meanings given to them in the MSA.

A.  Purpose and Scope
The purpose of this SLA is to define Facility Availability service levels and operational specifications that NAC will provide to Customer.  Specifics as to the Service(s) (the “Services”) to be provided to the Customer are set forth in the Order Form, which is incorporated into and made a part hereof.

B. Service Levels
B.1   Facility Availability
NAC Data Centers will be available on a 7 (day) x 24 (hour) x 365 (day) basis, except for Scheduled Outages which NAC will inform Customer of it at least seven (7) days in advance. Such notice to Customer regarding Scheduled Outages shall include an estimate as to the expected duration of the Scheduled Outage.  NAC Data Centers are designed with environmental support system redundancy and managed environmental system infrastructures that provide for un-interruptible power and cooling for all components within such NAC Data Center. These systems are designed to maintain standard computer servers (HP, IBM, DELL, etc) within their normal operating temperature range. NAC will continuously monitor capacity levels for power generation, cooling, and un-interruptible power supply systems at NAC Data Centers.  NAC will, at NAC expense, upgrade or improve capacity levels within NAC Data Centers as necessary.  Capacity upgrades will follow the established change management practices described in this SLA.  NAC’s performance level for Facility Availability is set as 99.99% available. Availability will be calculated monthly using total actual minutes available divided by total possible minutes available.  Availability calculations will exclude Scheduled Outages.  Any failure shall be reported by Customer to NAC. NAC shall then issue a trouble ticket and track such failure in order to resolve it. Such trouble ticket, along with Customer’s own documentation related to such failure report shall be reviewed and analyzed by NAC and Customer, in order to jointly determine the source of failure as well as the relevant degree of facility availability at the time of such failure, for the purpose of determining whether Customer is eligible for a Service credit.

The Network Operations Center (NOC) is available 24x7x365 and will respond as quickly as reasonably possible when it becomes aware of and/or is notified of a facilities failure in that causes loss of availability to CUSTOMER and/or its users:
In the event of a Severe Failure (as defined below), NAC will respond promptly and begin resolving the failure as quickly as reasonably possible. In any other event, NAC shall respond within 4 hours. In any event NAC shall work diligently and continuously to solve any failure.

“A Severe Failure”: shall mean any significant problem with usage that materially diminishes users’ access to the systems or ability to use major features of the system.

C.  Remedy
C.1 Remedies
In the event that, as a direct result of NAC’s actions or inactions, the Service Levels provided by NAC fail to meet the specified performance levels, as the sole and exclusive remedy hereunder, Customer shall receive a Service credit based upon the Monthly Fee for the affected service (colocation and/or power facilities charge only) for the affected month in accordance with the Order Form for the Service. The following Service credits shall apply to the Remedy provision of this SLA:

Facility Availability	Service Credit (% of Monthly Fee)
99.99% or greater	0%
≥99.90% but <99.99%	5%
≥99.50% but <99.90%	15%
<99.50%	25%

The Service credit is not cumulative.  Such Service credit shall be deemed to be liquidated damages, and in no event will the total Service credit exceed 25% of the Monthly Fee for the affected month.  This credit will be in the form of a cash payment if this SLA has expired or if it has otherwise been terminated in accordance with the provisions of the MSA.

The Service credit must be requested for in writing within 30 days of the outage event occurring. The request must detail the time period of the outage and all appropriate documentation defining the outage.

C.2 Exceptions
NAC will have no liability for any failure to provide Services (a) during any Scheduled Outage, (b) resulting from a Force Majeure Event, or (c) caused, directly or indirectly, by the acts or omissions of Customer or its employees, agents, contractors or representatives or by Customer’s or its agents’, contractors’ or representatives’ equipment.

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Without limiting the foregoing, NAC is not responsible for acts or omissions of Customer or its employees, agents, contractors or representatives that result in failure of, or disruption to, the Services.  Customer agrees that neither Customer nor its employees, agents, contractors or representatives shall attempt in any way to circumvent or otherwise interfere with any security precautions or measures of NAC relating to the NAC Data Centers or any other NAC equipment.  Any such attempts may, among other things, cause disruption to the Services.  Any disruption to the Services resulting from a violation of these provisions shall not be an Unscheduled Outage and Customer will have no right to any Service credit or other remedy under this SLA or otherwise with respect to such disruption.  Customer will be responsible for, and will indemnify NAC for, any damage or service interruptions caused by Customer or its employees, agents, contractors or representatives in violation of these provisions, including, without limitation, any damage to any NAC provided equipment.  Further, the Customer will pay NAC, at NAC’s then current rates, for all remedial services resulting from the Customer’s actions.

C.3 Termination for Chronic Problems
The conditions warranting termination of Services applicable to this SLA, as specified on the Order Form, are as follows:

NAC’s failure to achieve SLA specified performance for two (2) consecutive months.

Customer must provide NAC written notice of termination for Chronic Problems and such termination will be effective upon ten (10) days written notice to NAC.

Emergency Termination Option: In the event that NAC is unable to maintain Facility Availability of greater then 50% (see definition of availability in section B.) for twenty (20) consecutive days, CUSTOMER shall have the right of immediate termination without penalty. This termination must be in writing and supported by appropriate documentation of the facility not meeting the minimum 50% availability for 20 consecutive days.

D. Service Level Change Request Procedures
Either party may request changes to this SLA at any time.  Since a change could affect the fees, schedules or other terms related to this SLA or the MSA, both the Customer and NAC must approve each change, and this SLA and/or the MSA must be appropriately amended before implementation of any change.  The change request procedure is as follows:

e)
The project manager for the requesting party will submit a change request (“CR”) in writing. It will describe the change and include whatever rationale and/or estimated effect the change will have on the SLA and/or the MSA.

f)
The other party’s project manager will review each CR.  The project manager will weigh the merits of the proposed change and approve it for investigation or reject it.  If rejected, the project manager will return the CR to the requesting party, together with the reason(s) for rejection.

g)
Approval of a CR for investigation by both parties constitutes authorization by the Customer of any fee proposed by NAC to investigate the CR.  During such investigation, the effect on the Monthly Fee, Service Term or other terms of this SLA will be determined.  Following completion of such investigation, the requested change will then be approved or disapproved for implementation.

h)	Approved changes will be incorporated into this SLA or the MSA through written modifications, which shall be signed by duly authorized representatives of both parties.

F. Event Notification
NAC shall provide initial notice to a designated Customer’s representative by telephone, e-mail, pager or comparable notification service within one (1) hour of NAC becoming aware of an event that has caused or may cause an Unscheduled Outage.  In the event Customer first becomes aware of such event, Customer shall promptly provide initial notice to NAC via the Network Operations Center  (NOC) Number (973) 590-5050.  The NOC is staffed 24 x 7 x 365. Items of a non critical nature can also be emailed to the NOC at network@nac.net. All emails to this address will be tracked with a ticket number. Status reports about the event will continue on the hour until either the event has been resolved or both NAC and the Customer have determined a course of action that does not require continued notification.

G. Definitions
Facility Availability:  The availability of NAC Data Centers.
Monthly Fee  The monthly fee for a Service as set forth in the Order Form for that Service.
Scheduled Outages:  Periods of time, during the Service Term, that NAC temporarily interrupts any Services for upgrades, maintenance, or for any other agreed upon reason or purpose, including an established framework for scheduling and managing such outages.
Service Term  The minimum term for which NAC will provide the Service to Customer as set forth in the Order Form for that Service.
Unscheduled Outages:  Interruptions in Services arising from failures associated with Services provided by NAC or a Force Majeure Event.  Such interruptions include only interruptions caused by matters under NAC direct control and do not include Scheduled Outages.

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MUTUAL NON-DISCLOSURE AGREEMENT

This Mutual Non-Disclosure Agreement (the "Agreement"), dated as of Nov 15 2007 (the "Effective Date"), is made between Answers Corporation, a Delaware corporation having its principal place of business at 237 West 35th Street, Suite 1101, New York, NY 10001 ("Answers") and Net Access Corp., a corporation having its principal place of business at 9 Wing Drive, Cedar Knolls, New Jersey (“Company”).

WHEREAS, the parties have entered or will enter into discussions concerning a potential strategic relationship (the "Transaction");

WHEREAS, in investigating the Transaction, a party (“Provider”), and/or its Representatives (as defined below), has disclosed and/or will disclose to the other party ("Recipient"), and/or its Representatives, certain Proprietary Information (as defined below), and, therefore, the parties wish to set forth the manner in which the Proprietary Information will be treated; and

NOW THEREFORE, in consideration of the mutual disclosure of such information and the covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.
''Proprietary Information" means confidential or proprietary information, including, but not limited to, marketing data and plans, business strategies, financial information, confidential customer lists, sources of supply, technologies, know-how, ideas, concepts, product specifications, software, designs, trade secrets, current and future products, and product characteristics and specifications, together with notes, analyses, compilations, studies, and other documents delivered by Provider or its Representatives, or prepared by Recipient or its Representatives, based upon, containing, or otherwise reflecting such information.

2.
Notwithstanding anything set forth in Paragraph 1, “Proprietary Information" shall not include information that (i) is or becomes generally available to the public other than (a) as a result of disclosure in violation of this Agreement by Recipient or its Representative or any other person who directly or indirectly receives such information, in violation of this Agreement from Recipient or (b) in violation of a confidentiality obligation to Provider known to Recipient, (ii) is or becomes available to Recipient on a non-confidential basis from a source that, to the knowledge of Recipient, is entitled to disclose it, (iii) was known to Recipient prior to its disclosure to it by Provider, or (iv) is verifiably developed by Recipient without the benefit of the information provided by Provider.

3.
Recipient will use the Proprietary Information solely for the purpose of evaluating a possible Transaction and not for any other purpose, and, except to the extent permitted by Paragraph 5, will keep such Proprietary Information strictly confidential and will not sell, grant, or make available to, or otherwise allow the use of, the Proprietary Information by any third party, directly or indirectly; provided, however, that Proprietary Information may be disclosed to Recipient's directors, officers, employees, Affiliates, and representatives, including, but not limited to, auditors, legal advisors, and financial advisors (collectively, “Representatives”) as need to know such information for the purpose of assisting Recipient in evaluating and negotiating the terms of the Transaction. “Affiliate” shall have the meanings provided under the Securities Exchange Act of 1934, as amended. Recipient will advise its Representatives that the Proprietary Information is confidential and that by receiving such information such Representatives are agreeing to be bound by this Agreement and not to use such information for any purpose other than as described herein. Without the other party's prior written consent, neither party will, and each party will direct its respective Representatives not to, disclose the other party's Proprietary Information in whole or in part, except to the extent permitted by Paragraph 5 hereof. Each party agrees to be responsible for any breach of this Agreement by its Representatives.

4.
Except to the extent permitted by Paragraph 5, for a period of twenty-four (24) months following the Effective Date, each party shall (i) be bound by the obligations set forth in Paragraph 3 above, and (ii) each party will direct its respective Representatives not to, disclose to any person (other than each party’s respective Representatives who need to know) the fact that discussions or negotiations are taking place or have recently taken place concerning a possible Transaction or any of the terms, conditions, or other facts with respect to any possible Transaction, including, but not limited to, the status thereof or the existence of this Agreement. All other provisions set forth in this Agreement shall survive for as long as necessary to fulfill the purposes of each such provision.

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5.
In the event that Recipient and/or its Representatives are required by law to disclose any Proprietary Information or any other information the disclosure of which is restricted by the terms of this Agreement, Recipient shall provide Provider with prompt prior written notice of such requirement so that Provider may seek an appropriate protective order. If in the absence of a protective order, Recipient or any of its Representatives is nonetheless, in the opinion of Recipient's or such Representative's counsel, required by law to disclose such Proprietary Information or such other information concerning the Transaction, disclosure may be made only as to that portion of the Proprietary Information or such other information that Recipient or such Representative, as the case may be, is advised by counsel is legally required to be disclosed. The disclosing party will exercise its reasonable efforts to obtain assurance that confidential treatment will be accorded such Proprietary Information.

6.
All Proprietary Information disclosed to Recipient, as between Provider and Recipient, shall be and shall remain Provider's property. Disclosure of the Proprietary Information shall in no way serve to create, on the part of Recipient, a license to use, or any proprietary right in, the Proprietary Information or in any other proprietary product, trademark, copyright, or other right of Provider.

7.
Except to the extent Recipient or a Representative is advised by counsel that such action is prohibited by law, as soon as practicable after being requested by Provider, Recipient shall, and shall cause each of its Representatives to, return to Provider or destroy any document or other material in tangible form being part of the Proprietary Information, and, upon written request of Provider, confirm the foregoing in writing. Any Proprietary Information that is not returned or destroyed, including, without limitation, any oral Proprietary Information, shall remain subject to the confidentiality obligations set forth in this Agreement.

8.
Each party acknowledges that, although both parties have endeavored to include in the Proprietary Information known to them that they believe to be relevant for the purpose of considering a possible Transaction, neither party makes any representation or warranty as to the accuracy or completeness of the Proprietary Information or any component thereof, and that each party shall be entitled to rely solely on such representations and warranties as may be made in a definitive agreement relating to the Transaction. Each party understands that the estimates or projections with respect to future performance included in the Proprietary Information should not be relied upon as accurate representations or assurances of future results. Neither party nor any of its Representatives shall have any liability to the other party or its Representatives resulting from the use of the Proprietary Information by such other party or Representatives.

9.
Each party acknowledges and agrees that unless and until a written definitive agreement concerning a Transaction has been duly executed, neither party nor any of its respective Representatives will have any obligation with respect to any Transaction, with respect to the procedures employed in connection therewith, or with respect to any representations made by either party, whether by virtue of this Agreement or any other written or oral expression with respect to a Transaction (except as specifically provided in this Agreement) or otherwise. Each party understands that knowledge of the Transaction is limited to certain of the other's Representatives and agrees not to contact any Representative of the other party regarding the Transaction other than such Representatives as it is informed are permitted to receive such-a contact.

10.
Each party agrees that money damages would not be a sufficient remedy for any actual or threatened breach of this Agreement by either party or its respective Representatives and that each party shall be entitled to specific performance, including, without limitation, injunctive relief, as a remedy for any such breach or threatened breach by the other party or such party's Representatives. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or equity.

11.
Each party acknowledges that it and each of its Representatives are aware that the United States securities laws and other laws prohibit any person who has material, non-public information concerning Answers, or its Affiliates, and, if applicable, Company, or its Affiliates, from purchasing or selling any of their respective securities, and from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. For purposes of this Agreement, the term "Person" shall be interpreted broadly and shall include any individual, corporation, partnership, association, trust, governmental entity, any other organization or entity or any Group including any of the foregoing, and the term "Group" shall have the meanings provided under the Securities Exchange Act of 1934, as amended.

12.
All notices given under this Agreement shall be in writing and shall be given to the respective party (i) by delivery in person or by overnight courier (and shall be deemed duly given upon receipt) or (ii) by prepaid registered or certified mail, return receipt requested (and shall be deemed duly given on the earlier of receipt or three business days after being deposited in the U.S. mail), addressed to such party as set forth on Exhibit A hereto.

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13.
This Agreement shall be governed by, construed and enforced under the laws of the State of New York as it is applied to agreements entered into and to be performed entirely within such State. The parties hereby agree that any action arising out of this Agreement shall be brought in the state or federal courts located in the City of New York, irrevocably submit to the exclusive jurisdiction of any such court, and waive any objection that such party may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same, except that Provider shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in its Proprietary Information.

14.
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument signed by both parties. If, however, any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly. In addition, the parties agree to cooperate to replace the invalid or unenforceable provision(s) with valid and enforceable provision(s) that will achieve the same result (to the maximum legal extent) as the provision(s) determined to be invalid or unenforceable.

15.
This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

16.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. The parties can rely on fax copies of the signed Agreement as if they are originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ANSWERS CORPORATION                                                                NET ACCESS CORPORATION

By: /s/Caleb Chill                                            By:                 /s/Alex Rubenstein
Name: Caleb Chill                                                                           Name:            Alex Rubenstein
Title: VP General Counsel                                                             Title:              Vice President

EXHIBIT A
NOTICES

To Answers:	237 W. 35th Street
Suite 1101
New York, NY 10001
Fax: (212) 660-3222
Attention: Dan Marriott - IT Director

with a copy to:	Jerusalem Office POB 48253, Building 2
Jerusalem Technology Park
Jerusalem 91481 Israel
Fax: (646) 304-1826
Attention: General Counsel

To Company: